Exhibit 99.1

MULTIMEDIA GAMES REPORTS INSTALLED BASE OF

PLAYER TERMINALS AND PRODUCT MIX AT JANUARY 31, 2008

AUSTIN, Texas, February 20, 2008 – Multimedia Games, Inc. (Nasdaq: MGAM) (“Multimedia”) today reported its total player terminal installed base and product mix as of January 31, 2008, and provided updates on the markets served by Multimedia.

Installed Base / Product Mix Update:

The table below sets forth Multimedia’s end-of-period, installed player terminal base by product line or market for the months ended January 31, 2008 and December 31, 2007.

Month Ended	Reel Time Bingo®	Legacy & Other(1)	Total Class II & Other		Class III Units(2)	Mexico Electronic Bingo Units	Charity Units	Total Units
1/31/2008	3,209	590	[3,799	]*	4,618	3,489	2,513	[14,419	]*
12/31/2007	3,477	508	3,985		4,419	3,513	2,513	14,430

(1)	Includes 252 traditional electronic bingo games installed in certain international markets.
(2)

“Class III Units” as of 1/31/2008 and 12/31/2007 include 50 units installed in Rhode Island. The balance of the unit totals for both periods reflect the placement of units pursuant to the approved gaming compact between Native American tribes, racetracks and the State of Oklahoma, including Multimedia’s and other vendors’ stand-alone games.

The Company had units installed at 14 locations in Mexico as of both January 31, 2008 and December 31, 2007.

Multimedia had 534 Reel Time Bingo® units installed at the facilities of two California tribes at January 31, 2007 and 668 units at December 31, 2007. On February 5, 2008, California voters approved two referenda that allow four tribes to increase the number of authorized Class III games that they may operate in the state. Accordingly, the Company expects the tribes to remove a majority of its remaining Reel Time Bingo units in California in the quarter ending March 31, 2008. Multimedia’s Class III platform is currently being reviewed by the appropriate gaming laboratory for the California tribal gaming market. The Company expects to have this platform and its initial game offering approved in May 2008 with initial placements occurring in June 2008.

In Washington State, as previously disclosed, in November 2007 Multimedia Games entered into two contracts for the sale of 520 player terminals and ancillary products, and for 50 player terminals, all of which have now been installed. The Company expects that opportunities to provide new and replacement units as well as new systems and services in the market will continue going forward and that the potential exists for near-term sales and placements.

Oklahoma Market:

*	Note to Exhibit 99.1: the fist table in the press release, as issued, incorrectly listed the number of “Total Class II & Other” units as of January 31, 2008 as 3,713 and the “Total Units” as of January 31, 2008 as 14,333. The correct number of “Total Class II & Other” units as of January 31, 2008 was 3,799 and the correct number of “Total Units” as of January 31, 2008 was 14,419.

Consistent with its goal of optimizing net gaming revenue, Multimedia continues the strategic transition of its Oklahoma linked, standard sequence bingo games and server-based compact games installed base to one-touch, stand-alone offerings. The table below breaks out by product line Multimedia’s end-of-period, Oklahoma installed player terminal base at January 31, 2008 and December 31, 2007. In addition, Multimedia presently has approximately 141 proprietary stand-alone units at Oklahoma tribal gaming facilities.

Month Ended	Total Class II Units	Stand-Alone Units	Other Compact Units(1)	Total Compact Units	Total Units
1/31/2008	1,589	4,366	202	4,568	6,157
12/31/2007	1,723	4,167	202	4,369	6,092

(1)	“Other Compact Units” represents server-based games.

New York Video Lottery Market:

In the New York Lottery market, Multimedia provides the central determinant system for video lottery terminals (“VLTs”) at racetracks in the state, for which it receives 0.75% of the net gaming win for all units installed on the system. As of January 31, 2008, there were approximately 13,100 VLTs installed at racetracks in the state, consistent with levels at December 31, 2007.

On February 14, both houses of the New York state legislature passed legislation whereby the New York Racing Association was granted a 25-year franchise to continue to operate the Aqueduct, Belmont Park and Saratoga facilities. Provisions in the bill include bond financing for the addition of 4,500 VLTs to be installed at Aqueduct and allowing the operation of a temporary VLT facility prior to the opening of the permanent facility at that site. The Company expects construction details and timetables for opening of the temporary and permanent VLT facilities at Aqueduct to be announced later this year.

Bank Credit Facility:

The outstanding balance as of January 31, 2008 of Multimedia’s $150 million bank credit facility was approximately $100 million compared with $93 million at December 31, 2007.

About the Company

Multimedia Games is a leading developer and supplier of comprehensive systems, content, electronic games and player terminals for the Native American gaming market, as well as for the casino, charity and international bingo, video lottery, and sweepstakes markets. The Company’s ongoing development and marketing efforts focus on gaming systems and products for use by Native American tribes throughout the United States, the commercial casino market, video lottery systems and other products for domestic and international lotteries, and products for charity and international bingo and emerging markets, including sweepstakes, promotional, amusement with prize, and coupon gaming opportunities. Additional information may be found at www.multimediagames.com.

Cautionary Language

This press release provides updated information concerning only certain aspects of our operations. In particular, we have provided an update on the number of player terminals placed through the end of January, 2008, the number of Reel Time Bingo units installed in California and our expectations regarding the impact of new regulations in California on our operations in the state; our agreements for the sale of player terminals in Washington State and the number of player terminals currently installed in the state; the status of our efforts in Oklahoma to convert linked, standard-sequence bingo games and server based compact games to stand-alone machines; the number of installed VLTs in New York State; and the status of borrowings under our bank credit facility. Investors are cautioned, however, that our operating results are determined by a number of factors not discussed in this release, including, without limitation, the average hold per day achieved by our machines, our economic arrangements with our customers, and regulatory and other developments which may be difficult to foresee. Accordingly, the information provided in this update may not be indicative of our operating results for this quarter or future quarters.

This press release contains forward-looking statements based on Multimedia’s current expectations. The word “expects” and similar words and phrases as they relate to Multimedia are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Multimedia, and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. These risks and uncertainties include, but are not limited to, the risks that for regulatory, competitive or other reasons (i) more than a majority, including up to all, of our Reel Time Bingo units in California are removed during the quarter ending March 31, 2008 or thereafter, (ii) we are unsuccessful in placing Class III Units in California on the schedule or in the amounts we expect, (iii) we do not realize the anticipated sales or placements of new or replacement units Washington State and (iv) the anticipated increase in the number of VLT terminals in New York does not meet our expectations with respect to the number of additional terminals or the schedule of their installation, and the risk that our contract with the New York State Division of the Lottery will not be renewed when it expires in 2010, or is earlier terminated by the New York State Division of the Lottery for convenience. Other important risks and uncertainties that may affect Multimedia’s business and operations are detailed from time to time in the “Certain Risks” and “Risk Factors” sections and elsewhere in Multimedia’s filings with the Securities and Exchange Commission. Multimedia disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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